Exhibit 99.2

A4 Health Systems, Inc.

Index

Page(s)

Report of PricewaterhouseCoopers LLP	F-2

Report of Deloitte & Touche LLP	F-3

Consolidated Financial Statements

Balance Sheets	F-4

Statements of Operations	F-6

Statements of Stockholders’ Equity (Deficit)	F-7

Statements of Cash Flows	F-8

Notes to Consolidated Financial Statements	F-10

Report of Independent Auditors

To the Board of Directors and Stockholders of

A4 Health Systems, Inc.

In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, of stockholders’ equity (deficit) and of cash flows present fairly, in all material respects, the financial position of A4 Health Systems, Inc. and its wholly-owned subsidiary at December 31, 2004, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

Raleigh, North Carolina January 31, 2006

Independent Auditors’ Report

Board of Directors and Stockholders

A4 Health Systems, Inc.

Cary, North Carolina

We have audited the accompanying consolidated balance sheets of A4 Health Systems, Inc. (the “Company”) as of December 31, 2003, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for the years ended December 31, 2003 and 2002. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2003, and the results of its operations and its cash flows for the years ended December 31, 2003 and 2002 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 13, the accompanying 2002 and 2003 financial statements have been restated.

/s/ Deloitte & Touche LLP

October 11, 2004

(January 30, 2006 as to the effects of the restatement discussed in Note 13)

A4 Health Systems, Inc.

Consolidated Balance Sheets

	December 31,		September 30,
(in thousands of dollars, except share and per share data)	2003	2004	2005
			(Unaudited)
Assets
Current assets
Cash and cash equivalents	$12,887	$20,723	$24,066
Restricted cash	2,000	—	—
Accounts receivable (net of allowance for doubtful accounts of $1,092, $969 and $1,257 at December 31, 2003 and 2004 and September 30, 2005, respectively)	10,681	9,714	10,792
Estimated earnings in excess of billings	136	60	33
Deferred costs	2,708	—	—
Deferred income tax	—	4,309	2,809
Inventories	845	971	995
Prepaid expenses and other current assets	263	469	726

Total current assets	29,520	36,246	39,421

Property and equipment, net	1,328	1,450	8,742
Goodwill	21,072	22,884	27,851
Intangible assets, net	4,006	3,522	5,036
Deferred income tax	—	268	268
Other assets	169	176	20

Total assets	$56,095	$64,546	$81,338

A4 Health Systems, Inc.

Consolidated Balance Sheets

	December 31,		September 30,
(in thousands of dollars, except share and per share data)	2003	2004	2005
			(Unaudited)
Liabilities, Mandatorily Redeemable Convertible Preferred Stock, Redeemable Common Stock and Stockholders’ Equity (Deficit)
Current liabilities
Notes payable	$6,333	$—	$234
Current maturities of capital lease obligations	47	—	—
Accounts payable	1,358	1,588	784
Accrued expenses	4,193	5,960	6,653
Billings in excess of estimated earnings	1,909	1,454	1,450
Deferred revenue	24,621	15,324	15,941

Total current liabilities	38,461	24,326	25,062

Deferred income tax	—	213	213
Capital lease obligations	27	—	—
Long-term obligations			3,261
Commitments
Mandatorily redeemable convertible preferred stock (Series B, $.01 par value, liquidation preference of $37,596, authorized, issued and outstanding, 3,787,879 shares)	32,700	35,414	37,596
Redeemable common stock, $.01 par value, (915,000 shares issued and outstanding at December 31, 2003 and 2004 and September 30, 2005)	1,189	3,001	3,001
Stockholders’ Equity (Deficit)
Common stock, $.01 par value (authorized, 50,000,000 shares; issued and outstanding, 5,343,746 shares, 5,443,746 shares and 6,615,246 shares at December 31, 2003 and 2004 and September 30, 2005, respectively)	55	56	67
Additional paid-in capital	3,503	1,271	4,405
Convertible preferred stock:
Series A, $.01 par value, liquidation preference of $7,068 (authorized, 623,928 shares; issued and outstanding, 571,428 shares)	4,000	4,000	4,000
Series A2, $.01 par value, liquidation preference of $752 (authorized, issued and outstanding, 2,460,612 shares)	500	500	500
Series A3, $.01 par value, liquidation preference of $376 (authorized, issued and outstanding, 351,516 shares)	250	250	250
Unearned compensation	(39)	(283)	(901)
Accumulated deficit	(24,551)	(4,202)	3,884

Total stockholders’ equity (deficit)	(16,282)	1,592	12,205

Total liabilities, mandatorily redeemable convertible preferred stock, redeemable common stock and stockholders’ equity (deficit)	$56,095	$64,546	$81,338

The accompanying notes are an integral part of these consolidated financial statements.

A4 Health Systems, Inc.

Consolidated Statements of Operations

	Year ended December 31,			Nine months ended September 30,
(in thousands of dollars)	2002	2003	2004	2004	2005
				(Unaudited)	(Unaudited)
Revenues
Systems and services	$26,871	$40,211	$56,727	$44,577	$49,033
Hardware	5,660	7,447	10,463	8,306	6,847

Total revenues	32,531	47,658	67,190	52,883	55,880

Cost of revenues
Systems and services	10,011	15,100	17,576	13,012	17,468
Hardware	4,856	6,416	8,790	6,934	5,948

Total cost of revenues	14,867	21,516	26,366	19,946	23,416

Gross profit	17,664	26,142	40,824	32,937	32,464

Operating expenses
Research and development	4,671	5,420	6,827	5,061	6,201
Sales and marketing	4,793	7,118	9,986	7,217	8,258
General and administrative	5,056	5,349	6,664	4,204	5,549
Depreciation and amortization	706	889	1,010	750	1,150

Total operating expenses	15,226	18,776	24,487	17,232	21,158

Operating income	2,438	7,366	16,337	15,705	11,306
Other income (expense)
Interest income	144	108	204	108	436
Interest expense	(9)	(127)	(81)	(81)	(46)

Other income (expense), net	135	(19)	123	27	390

Income before income taxes	2,573	7,347	16,460	15,732	11,696
Income tax expense (benefit)	38	371	(3,889)	(3,658)	3,610

Net income	$2,535	$6,976	$20,349	$19,390	$8,086

The accompanying notes are an integral part of these consolidated financial statements.

A4 Health Systems, Inc.

Consolidated Statements of Stockholders’ Equity (Deficit)

(in thousands of dollars, except share data)	Common Stock		Additional Paid-in Capital	Convertible Preferred Stock		Unearned Compensation	Accumulated Deficit	Total
	Shares	Amount		Shares	Amount
Balance at December 31, 2001	5,470,605	$55	$8,303	3,383,556	$4,750	$(493)	$(34,062)	$(21,447)
Exercise of common stock options and warrants	269	—	—	—	—	—	—	—
Retired shares associated with ESOP	(82,433)	—	—	—	—	—	—	—
Amortization of unearned compensation	—	—	—	—	—	227	—	227
Net income	—	—	—	—	—	—	2,535	2,535
Dividends accrued for mandatorily redeemable preferred stock	—	—	(2,300)	—	—	—	—	(2,300)

Balance at December 31, 2002	5,388,441	55	6,003	3,383,556	4,750	(266)	(31,527)	(20,985)
Exercise of common stock options and warrants	9,290	1	7	—		—	—	8
Retired shares associated with ESOP	(53,985)	(1)	(16)	—	—	—	—	(17)
Amortization of unearned compensation	—	—	—	—	—	227	—	227
Net income	—	—	—	—	—	—	6,976	6,976
Dividends accrued for mandatorily redeemable preferred stock	—	—	(2,491)	—	—	—	—	(2,491)

Balance at December 31, 2003	5,343,746	55	3,503	3,383,556	4,750	(39)	(24,551)	(16,282)
Exercise of common stock options	100,000	1	129	—	—	—	—	130
Unearned compensation	—	—	353	—	—	(353)	—	—
Amortization of unearned compensation	—	—	—	—	—	109	—	109
Net income	—		—	—	—	—	20,349	20,349
Dividends accrued for mandatorily redeemable preferred stock	—	—	(2,714)	—	—	—	—	(2,714)

Balance at December 31, 2004	5,443,746	56	1,271	3,383,556	4,750	(283)	(4,202)	1,592
Exercise of common stock options (unaudited)	46,500	—	74	—	—	—	—	74
Issuance of common stock (unaudited)	1,125,000	11	4,454					4,465
Unearned compensation (unaudited)	—	—	788	—	—	(788)	—	—
Amortization of unearned compensation (unaudited)	—	—	—	—	—	170	—	170
Net income (unaudited)	—	—	—	—	—	—	8,086	8,086
Dividends accrued for mandatorily redeemable preferred stock (unaudited)	—	—	(2,182)	—	—	—	—	(2,182)

Balance at September 30, 2005 (unaudited)	6,615,246	$67	$4,405	3,383,556	$4,750	$(901)	$3,884	$12,205

The accompanying notes are an integral part of these consolidated financial statements.

A4 Health Systems, Inc.

Consolidated Statements of Cash Flows

	Year ended December 31,			Nine months ended September 30,
(in thousands of dollars)	2002	2003	2004	2004	2005
				(Unaudited)	(Unaudited)
Cash flows from operating activities
Net income	$2,535	$6,976	$20,349	$19,390	$8,086
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	707	889	1,010	750	1,150
Option compensation expense	227	227	109	86	170
Loss (gain) on sale of fixed assets	1	(2)	5	4	—
Changes in assets and liabilities
Accounts receivable	(494)	(2,080)	967	995	714
Inventories	950	(432)	(126)	419	(24)
Prepaid expenses and other current assets	(38)	101	(206)	(346)	(227)
Earnings in excess of billings	34	223	76	(4)	27
Deferred income taxes, net	—	—	(4,364)	(4,198)	1,500
Deferred cost	789	1,070	2,708	2,335	—
Other assets	(21)	19	(7)	36	156
Accounts payable and accrued expenses	(247)	1,340	1,997	63	(498)
Billings in excess of estimated earnings	(273)	1,111	(455)	(102)	(4)
Deferred revenue	84	(74)	(9,297)	(11,797)	442

Net cash provided by operating activities	4,254	9,368	12,766	7,631	11,492

Cash flows from investing activities
Cash paid for acquisition, net of cash received	—	(9,442)	—	—	(4,180)
Restricted cash	—	(2,000)	2,000	2,000	—
Property and equipment acquisitions	(481)	(468)	(653)	(480)	(7,538)
Proceeds from sale of property and equipment	3	5	—	—	—

Net cash provided by (used in) investing activities	(478)	(11,905)	1,347	1,520	(11,718)

Cash flows from financing activities
Principal payments on debt	—	(667)	(6,333)	(6,333)	(36)
Proceeds from the issuance of debt	—	5,000	—	—	3,531
Principal payments on capital lease obligations	(36)	(12)	(74)	(74)	—
Retired shares, net of option exercises	—	(9)	130	130	74

Net cash provided by (used in) financing activities	(36)	4,312	(6,277)	(6,277)	3,569

Net increase in cash and cash equivalents	3,740	1,775	7,836	2,874	3,343
Cash and cash equivalents, beginning of period	7,372	11,112	12,887	12,887	20,723

Cash and cash equivalents, end of period	$11,112	$12,887	$20,723	$15,761	$24,066

The accompanying notes are an integral part of these consolidated financial statements.

A4 Health Systems, Inc.

Consolidated Statements of Cash Flows

Supplemental disclosures of cash flow information
Cash paid during the year for interest	$9	$127	$81	$81	$46

Cash paid during the year for income taxes	$43	$381	$475	$430	$2,333

Supplemental noncash investing and financing activities
Dividends accrued for mandatory redeemable convertible preferred stock as a reduction of additional paid-in capital	$2,300	$2,491	$2,714	$2,015	$2,182
Note payable issued for acquisition of Compusense, Inc.	—	2,000	—	—	—
Redeemable common stock issued for acquisition of Compusense, Inc.	—	1,189	—	—	—
Common stock issued for acquisition of Canopy Systems, Inc.	—	—		—	4,466

The accompanying notes are an integral part of these consolidated financial statements.

A4 Health Systems, Inc.

Notes to Consolidated Financial Statements

(in thousands of dollars, except share and per share data)

1.	Organization and Basis of Presentation

Organization

A4 Health Systems, Inc. (the “Company”) creates computer-based patient record solutions to access and manage patient information. The Company delivers integrated software and services for delivery networks, community hospitals, emergency departments, academic medical centers, and physician practices throughout the United States of America.

The Company aggregates all physician practice group products into the ambulatory operating division and all hospital products into the acute care operating division.

The Company offers electronic medical records (“EMR”) to physician practice groups (ambulatory division) and hospital emergency departments (acute care division). These medical records capture and manage patient clinical data. The Company also offers physician practice management solutions and hospital care management solutions.

Basis of Presentation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All intercompany transactions and balances have been eliminated in consolidation.

Unaudited Interim Financial Statements

The unaudited financial statements as of September 30, 2005 and for the nine months ended September 30, 2004 and 2005 have been prepared in accordance with generally accepted accounting principles for interim financial information and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments, consisting only of normal recurring accruals, considered necessary for a fair statement of the results of these interim periods have been included. The results of operations for the nine months ended September 30, 2005 are not necessarily indicative of the results that may be expected for the full year.

2.	Summary of Significant Accounting Policies

Cash and Cash Equivalents

The Company considers all money market accounts, debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Inventories

Inventories consist of computer equipment, accessories and third party software, including equipment which has been shipped to customer sites but which has not been installed, and are stated at the lower of specific cost or market.

A4 Health Systems, Inc.

Notes to Consolidated Financial Statements

(in thousands of dollars, except share and per share data)

Property and Equipment

Property and equipment are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets of three to seven years. Leasehold improvements and assets acquired under capital lease are amortized over the shorter of the lease term or the useful lives. Depreciation expense was $526, $525 and $629 for the years ended December 31, 2004, 2003 and 2002, respectively. Depreciation expense was $564 and $387 for the nine months ended September 30, 2005 and 2004, respectively.

Maintenance and repairs that do not improve or extend the life of assets are expensed as incurred.

Property and equipment consisted of the following at December 31:

	2003	2004
Data processing equipment	$4,343	$4,805
Office furnishings and equipment	650	656
Leasehold improvements	287	306

	5,280	5,767
Less accumulated depreciation	(3,952)	(4,317)

	$1,328	$1,450

Long-Lived Assets

Effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards (“SFAS”) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. In accordance with SFAS No. 144, long-lived assets and certain identifiable intangibles to be held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company continually evaluates whether events and circumstances have occurred that indicate the remaining estimated useful lives of its long-lived assets may warrant revision or that the remaining balance may not be recoverable. When factors indicate that long-lived assets should be evaluated for possible impairment, the Company uses an estimate of the undiscounted cash flows of the related business over the remaining life of certain long-lived assets in assessing whether the book value of the assets are recoverable.

Goodwill

Goodwill represents the excess of the cost over the fair market value of net assets acquired. Effective January 1, 2002, the Company adopted SFAS No. 142, Goodwill and Other Intangible Assets. This statement clarifies the criteria for recording other intangible assets separately from goodwill. Under SFAS No. 142, goodwill and certain identified intangible assets are no longer subject to amortization over its estimated useful life but are subject to at least an annual assessment for impairment by applying a two-step test of fair value at the reporting unit level. If the carrying amount of goodwill exceeds its fair value, an impairment charge is recognized.

The Company has elected to use the first of January to perform the annual goodwill impairment test. The Company completed the first step of the goodwill impairment test, which indicated that the Company’s goodwill was not impaired as of January 1, 2004, 2003 and 2002.

A4 Health Systems, Inc.

Notes to Consolidated Financial Statements

(in thousands of dollars, except share and per share data)

Computer Software Development Costs and Research and Development Expenses

The Company incurs software development costs associated with its licensed products and accounts for software development costs based on the guidance in SFAS No. 86, Accounting for the Costs of Computer Software to Be Sold, Leased or Otherwise Marketed.

The Company has determined that technological feasibility occurs upon the successful development of a working model, which happens late in the development cycle and close to general release of the products. The development costs incurred between the time technological feasibility is established and general release of the product are not material.

The Company purchased certain assets of Emstat Corporation in 2001, of which $382 was capitalized software. Capitalized software is amortized on a straight-line basis over a period of five years.

The Company acquired Compusense Inc. in 2003, of which $2,399 was capitalized software. Capitalized software is included in intangible assets and is amortized on a straight line basis over a period of ten years.

Fair Value of Financial Instruments

The carrying value of the Company’s financial instruments, excluding long-term debt, approximates fair value due to the short maturity of the instruments. The fair value of the Company’s variable rate long-term debt approximates its carrying value due to the debts’ variable interest rate.

Revenue Recognition

Ambulatory Operating Division

The Company sells integrated computer systems comprised of computer equipment, software licenses, third-party software licenses, installation services, training, and post-contract customer support (“PCS”). Revenue is recorded in accordance with Statement of Position (“SOP”) No. 97-2.

Revenue from computer equipment, software license fees, installation services, training and third-party software from Ambulatory customer contracts is recognized when a noncancelable, contingency-free license agreement has been signed, the product has been delivered and installed, fees from the arrangement are fixed or determinable, and collection is probable. The Company’s hardware sales consist of reselling basic hardware configurations. The Company purchases the hardware from national resellers. Customers are not required to purchase the hardware directly from the Company for any software sale. For license transactions with undelivered elements, the fair value of the fees associated with those undelivered elements is recorded as deferred revenue and recognized once such elements are delivered.

Installation services and training are separately priced and are typically not essential to the functionality of software products. Revenue from these services is recognized as the services are rendered. Prior to 2004 the contracts were recognized ratably over the explicitly stated original contractual PCS period of one year from the customer’s live date because the Company did not have vendor specific objective evidence of fair value for PCS. The related direct and incremental costs for these contracts are also deferred and recognized over the same one-year period as the corresponding revenues. These deferred costs are classified under current assets as “deferred costs”.

A4 Health Systems, Inc.

Notes to Consolidated Financial Statements

(in thousands of dollars, except share and per share data)

Acute Care Operating Division

The Company records revenue from Acute Care customer’s contracts on a proportional performance basis in accordance with Statement of Position No. 81-1 “Accounting for Performance of Construction-Type and Certain Production-Type Contracts” (SOP 81-1). SOP 81-1 provides guidance on the application of generally accepted accounting principles in accounting for the performance of contracts for which specifications are provided by the customer for the construction of facilities or the production of goods or for the provision of related services. Pursuant to SOP 81-1, the Company uses the percentage of completion method provided all of the following conditions exist:

•	contract includes provisions that clearly specify the enforceable rights regarding the goods and services to be provided and received by the parties, the consideration to be exchanged, and the manner and terms of settlement

•	the customer can be expected to satisfy its obligations under the contract

•	the company can be expected to perform its contractual obligations

•	reliable estimates of progress toward completion can be made

To measure performance, the Company compares actual direct labor hours to estimated total contract direct labor hours, which is the best indicator of the performance of the contract obligations. Cost of providing services, including services accounted for in accordance with SOP 81-1 are expensed as incurred.

Revenue from PCS is deferred and recognized ratably over the contract period, generally 12 months. Fees for other services are recognized as services are performed. Revenue from services/labor hours is recognized as the services are rendered.

Revenue recognized in excess of amounts billed is classified under current assets as “estimated earnings in excess of billings.” Amounts billed in excess of revenue recognized are classified under current liabilities as “billings in excess of estimated earnings.”

Revenue from ASP contracts is recognized in accordance with Staff Accounting Bulletin (SAB) No. 104 “Revenue Recognition.” ASP revenue is recognized monthly over the contract period, which is generally 36 months. Fees for implementation services of ASP contracts are recognized as services are performed.

In November 2001, the Financial Accounting Standards Board (“FASB”) issued Emerging Issues Task Force (“EITF”) No. 01-14, Income Statement Characterization of Reimbursements Received for Out-of-Pocket Expenses Incurred. EITF 01-14 requires that in cases where the contractor acts as a principal, reimbursements received for out-of-pocket expenses incurred be characterized as revenue and associated costs included in expenses in the income statement. The Company classifies such reimbursements and their associated costs in accordance with EITF 01-14.

A4 Health Systems, Inc.

Notes to Consolidated Financial Statements

(in thousands of dollars, except share and per share data)

Income Taxes

Deferred income taxes are provided for temporary differences between book and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future, tax credit carry forwards and the future benefit of net operating losses net of a valuation allowance to reduce net deferred income tax assets to amounts that are more likely than not to be realized.

Advertising Costs

Advertising costs are reported in sales and marketing expenses in the accompanying consolidated statement of operations and include costs of advertising, public relations, tradeshows, direct mailings and other activities designed to enhance demand for the Company’s products and services. Advertising costs were approximately $670, $375 and $323 in 2004, 2003 and 2002, respectively. Advertising costs were approximately $681 and $437 for the nine months ended September 30, 2005 and 2004, respectively. There are no capitalized advertising costs in the accompanying consolidated balance sheet.

Research and Development Costs

Research and development costs are charged to operations as incurred.

Stock Based Compensation

The Company accounts for stock-based compensation under the provisions of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, which states that for fixed plans no compensation expense is recorded for stock options or other stock-based awards to employees that are granted with an exercise price equal to or above the estimated fair value of the Company’s common stock at the grant date. If the fair value of the Company’s common stock is greater than the exercise price of the stock option unearned compensation is recorded, unearned compensation is amortized to compensation expense over the vesting period of the stock option. The Company has adopted the disclosure requirements of SFAS No. 123, Accounting for Stock-Based Compensation and SFAS No. 148, Accounting for Stock-based Compensation-Transition and Disclosure-an Amendment of FASB No. 123, which requires compensation expense to be disclosed based on fair value of the options granted at the date of the grant.

A4 Health Systems, Inc.

Notes to Consolidated Financial Statements

(in thousands of dollars, except share and per share data)

Had compensation cost for the Company’s stock option plan been determined based on the fair value at the grant dates for awards under the plan using the minimum value pricing model consistent with SFAS No. 123, the Company’s net income would have been the pro forma amounts indicated below for the years ended December 31, 2004, 2003 and 2002 and the nine months ended September 30, 2005 and 2004:

	Year ended December 31			Nine Months Ended September 30,
	2002	2003	2004	2004	2005
				(unaudited)
Net income-as reported	$2,535	$6,976	$20,349	$19,390	$8,086
Add: Stock-based employee compensation expense included in reported income-net of related tax effects	227	227	63	50	99
Less: Total stock-based employee compensation expense determined under fair value-based method for all awards-net of related tax effects	(296)	(293)	(90)	(68)	(136)

Pro forma net income	$2,466	$6,910	$20,322	$19,372	$8,048

The fair value of each option grant is estimated on the date of the grant using the Black-Scholes option-pricing model with the following assumptions for the years ended December 31, 2004, 2003 and 2002:

	2002	2003	2004
Weighted-average fair value of options granted	$—	$.20	$.22
Expected lives (years)	5	5	5
Expected dividend yield (%)	0%	0.0%	0.0%
Risk-free interest rate	3.4%	3.4%	3.0%
Expected volatility	0%	0.0%	0.0%

The option valuation models require the input of highly subjective assumptions. In managements’ opinion, the models do not necessarily provide a reliable single measure of the fair value of stock options. All options granted during the year ended December 31, 2004 were granted with an exercise price less than the estimated fair value of the Company’s common stock at the grant date. All options granted during the years ended December 31, 2003 and 2002 were granted with an exercise price equal to or greater than the estimated fair value of the Company’s common stock at the grant date. The Company recognized $109, $227 and $227 of stock option compensation expense related to amortization of unearned compensation during the years ended December 31, 2004, 2003 and 2002, respectively.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

New Pronouncements

In January 2003, the FASB issued FASB Interpretation No. 46 (“FIN 46”), Consolidation of Variable Interest Entities, an Interpretation of Accounting Research Bulletin No. 51 (“ARB 51”). This interpretation, as amended in December 2003 by FASB Interpretation No. 46R (“FIN 46R”), clarifies the application of ARB 51, Consolidated Financial Statements, to certain entities in which equity investors do not have the characteristics of a controlling interest or do not have sufficient

A4 Health Systems, Inc.

Notes to Consolidated Financial Statements

(in thousands of dollars, except share and per share data)

equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46, as amended, also addresses consolidation by business enterprises of variable interest entities. This interpretation requires existing unconsolidated variable interest entities to be consolidated by their primary beneficiaries if the entities do not effectively disperse risks among parties involved. This interpretation is effective for the Company for any variable interest entity created before December 31, 2003, in the first fiscal year beginning after December 15, 2004 and to any entity created after December 31, 2003 from the first date the enterprise becomes involved in the potential variable interest entity. FIN 46 is not expected to have a material impact on the Company’s financial position or results of operations.

In May 2003, the FASB issued Statement of Financial Accounting Standards No. 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity,” (“SFAS No. 150”). This statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). This statement was originally effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. Mandatory redeemable financial instruments are subject to the provisions of this statement for the first fiscal period beginning after December 15, 2003. FASB Staff Position No. 150-3, issued November 7, 2003, deferred the effective date of SFAS No. 150 to fiscal periods beginning after December 15, 2004. The adoption of this statement will require the Series B redeemable convertible preferred stock (“Series B”) and the redeemable common stock to be classified as a component of liabilities.

In November 2004, the FASB issued Statement of Financial Accounting Standards No. 151, “Inventory Costs – an amendment of ARB No. 43,” (“SFAS No. 151”), which is effective for fiscal years beginning after June 15, 2005. SFAS No. 151 is not expected to have a material impact on the Company’s financial position or results of operations.

In December 2004, the FASB issued Statement of Financial Accounting Standards No. 123 (Revised 2004), “Share-Based Payment,” (“SFAS No. 123R”), which is effective for fiscal years beginning after June 15, 2005. SFAS No. 123R is a revision of FASB Statement No. 123, (Accounting for Stock-Based Compensation”). The Company is currently evaluating the impact of SFAS No. 123R on the Company’s financial position and results of operations.

Reclassification

Certain reclassifications were made to the December 31, 2003 accounts in order to conform to the December 31, 2004 presentation.

3.	Acquisitions

Canopy Systems, Inc.

On January 7, 2005, the Company acquired all of the outstanding capital stock of Canopy Systems, Inc. The total purchase price recognized at the date of the acquisition of $9,289 was comprised of cash, assumption of liabilities, and direct acquisition costs and issuance of 1,125,000 shares of common stock valued at $4,466. Canopy Systems is a leading provider of web based care management, utilization management, and quality management software for healthcare organizations to quickly improve their care management process and revenue cycles.

A4 Health Systems, Inc.

Notes to Consolidated Financial Statements

(in thousands of dollars, except share and per share data)

Goodwill has been recognized for the excess of the purchase price over fair value of the net assets acquired. The results of operations of Canopy Systems, Inc. are included in the Company’s consolidated results of operations as of and since January 7, 2005, the effective date of the acquisition. The total purchase price was allocated to the estimated fair value of assets acquired and liabilities assumed as follows (unaudited):

Cash	$82
Accounts receivable	1,792
Prepaid expenses and other current assets	30
Property and equipment	318
Goodwill	4,967
Intangibles	2,100
Accounts payable and accrued expenses	(387)
Deferred revenue	(175)

Cost of net assets acquired	$8,727

Compusense, Inc.

In April 2003, the Company acquired all of the outstanding capital stock of Compusense Inc., a New Hampshire-based provider of Web-enabled practice management solutions for physician group practices. The total purchase price recognized at the date of the acquisition of $16,022 was comprised of cash, assumptions of liabilities, issuance of debt, direct acquisition costs and issuance of 915,000 shares of common valued at $1,189.

The 915,000 shares of common stock issued in the acquisition of Compusense, Inc., are subject to a Stock Repurchase Agreement (“Repurchase Agreement”) entered into at the time of acquisition. The Repurchase Agreement gives the holder the sole discretion to put any or all of the shares subject to the Repurchase Agreement back to the Company during the following three defined periods at three defined price per share amounts:

Period	Per Share Amount
October 17, 2004 to April 16, 2006	$3.28
April 17, 2006 to April 16, 2007	$4.26
April 17, 2007 to June 15, 2007	$4.59

The Repurchase Agreement terminates upon the put of all the shares, the expiration of the three defined periods, the consummation of an initial public offering of securities of the Company, the written agreement of all the parties, or the consummation of an Acquisition Event, as defined in the Repurchase Agreement. Additionally, provided the Repurchase Agreement has not otherwise been terminated, prior to the occurrence of an Acquisition Event, the Company is required to notify the holder of the put right and the holder shall have the right to exercise at the per share amount described above unless the Acquisition Event is prior to the first defined period in which case the per share amount to be used will be $3.28. In 2004, the Company recorded an increase in goodwill and redeemable common stock for an additional $1,812. Additionally, the Repurchase Agreement results in the presentation of the common stock of the Company subject to the Repurchase Agreement as redeemable common stock in the Consolidated Balance Sheet.

A4 Health Systems, Inc.

Notes to Consolidated Financial Statements

(in thousands of dollars, except share and per share data)

Goodwill has been recognized for the excess of the purchase price over fair value of the net assets acquired. The results of operations of Compusense, Inc. are included in the Company’s consolidated results of operations as of and since April 17, 2003, the effective date of the acquisition. The total purchase price was allocated to the estimated fair value of assets acquired and liabilities assumed as follows:

Cash	$657
Accounts receivable	1,334
Prepaid expenses and other current assets	193
Other long term assets	149
Property and equipment	243
Goodwill	9,375
Intangibles	4,071
Accounts payable	(72)
Accrued expenses	(323)
Deferred revenue	(2,339)

Cost of net assets acquired	$13,288

4.	Goodwill and Other Intangible Assets

In accordance with SFAS No. 142, Goodwill and Other Intangible Assets, the Company discontinued the amortization of goodwill effective January 1, 2002.

Changes in the carrying amount of goodwill for the years ended December 31, 2003 and 2004 and the nine months ended September 30, 2005 were as follows:

Balance as of December 31, 2002	$11,697
Changes in goodwill recorded during the year for current year acquisitions	9,375

Balance as of December 31, 2003	21,072
Changes in goodwill recorded during the year for prior year acquisitions	1,812

Balance as of December 31, 2004	22,884
Changes in goodwill recorded during the nine-months for current year acquisitions (unaudited)	4,967

Balance as of September 30, 2005 (unaudited)	$27,851

A4 Health Systems, Inc.

Notes to Consolidated Financial Statements

(in thousands of dollars, except share and per share data)

The Company’s other intangible assets are amortized on a straight-line basis over five and ten years and are summarized as follows (in thousands):

	December 31, 2003			December 31, 2004
	Amortization Period (Years)	Gross Amount	Accumulated Amortization	Amortization Period (Years)	Gross Amount	Accumulated Amortization
Capitalized software-Emstat	5	$382	$159	5	$382	$235
Capitalized software-Compusense	10	2,399	170	10	2,399	410
Customer relationship-Compusense	10	1,672	118	10	1,672	286

		$4,453	$447		$4,453	$931

Estimated amortization expense for intangible assets is as follows:

2005	$484
2006	477
2007	407
2008	407
2009	407
Thereafter	1,340

$3,522

The total amount of amortization expense related to intangible assets was $484, $364 and $77 for the years ended December 31, 2004, 2003 and 2002, respectively. The total amount of amortization expense related to intangible assets is $586 and $363 for the nine months ended September 20, 2005 and 2004, respectively.

5.	Debt

In August 2005, the Company purchased the building that houses its corporate headquarters. The purchase price of $6,600 was paid with $3,100 of cash and assumption of a $3,500 note payable. The note carries a fixed interest rate of 7.85% and matures in October 2015 with a monthly payment of $42.

In conjunction with the Compusense, Inc. acquisition in April 2003, the Company entered into $5,000 note payable with a financial institution that is also a shareholder of the Company. As of December 31, 2003, the Company was in violation of certain financial covenants related to this note. As such, the entire outstanding balance of the note payable is classified as a current liability at December 31, 2003. In July 2004, the Company paid in full the remaining outstanding balance of the note payable.

Also, as part of the Compusense, Inc. acquisition in April 2003, the Company issued a note payable for $2,000 to the sellers. This note was non-interest bearing, was collateralized by a $2,000 irrevocable letter of credit issued by the same financial institution that issued the $5,000 note payable, and matured on May 17, 2004. The financial institution required the Company to place $2,000 into an interest-bearing restricted account to secure the irrevocable letter of credit. In April 2004, the Company paid in full the $2,000 note payable.

A4 Health Systems, Inc.

Notes to Consolidated Financial Statements

(in thousands of dollars, except share and per share data)

	December 31,		September 30,
	2003	2004	2005
			(unaudited)
Note payable - financial institution	$4,333	$—	$3,495
Note payable - Compusense, Inc. sellers	2,000	—	—

	6,333	—	3,495
Less current maturities	(6,333)	—	(234)

	$—	$—	$3,261

Interest expense on debt was $78, $121 and $0 for the years ended December 31, 2004, 2003 and 2002, respectively. Interest expense on debt was $46 and $81 for the nine months ended September 30, 2005 and 2004, respectively.

6.	Leases

The Company leases its office facilities and certain office equipment under capital and operating leases. The capital lease obligation of $74 as of December 31, 2003 was paid in full during 2004, Certain operating leases contain escalating rent clauses. In accordance with SFAS No. 13, Accounting for Leases, the Company has appropriately recorded the rent expense associated with these leases on the straight-line basis and recorded the required deferred rent liability as appropriate. The approximate future minimum rentals under non-cancelable operating leases are as follows:

2005	$1,372
2006	1,237
2007	457
2008	228

$3,294

Total rent expense charged to general and administrative expense was approximately $1,363, $1,269 and $1,018 for the years ended December 31, 2004, 2003 and 2002, respectively, net of sublease rent income of $0, $109 and $335 for the years ended December 31, 2004, 2003 and 2002, respectively. Total rent expense charged to general and administrative expense was approximately $849 and $1,016 for the nine months ended September 30, 2005 and 2004, respectively.

7.	Preferred Stock and Warrants

Common Stock Warrants

In August 2000, the Company granted warrants to purchase 179,349 shares of common stock with an exercise price of $1.01 per share, with an expiration date of September 29, 2009. As of December 31, 2004, 179,349 warrants remained outstanding.

A4 Health Systems, Inc.

Notes to Consolidated Financial Statements

(in thousands of dollars, except share and per share data)

Series B Mandatory Redeemable Convertible Preferred Stock

The Company issued 3,787,879 shares of Series B in August 2000 for net proceeds of $24,570. Series B is convertible at the option of the holder at any time into shares of common stock of the Company at an initial conversion rate of 1.00 share of common stock for each share of Series B, subject to adjustment in certain events. Each share of Series B is automatically converted at the closing of a qualified public offering, as defined, or the vote of a majority of the holders of outstanding Series B shares. Series B is mandatory redeemable at $6.60 per share plus accrued and unpaid dividends on August 10, 2007, if not previously converted to common stock. Series B stockholders are entitled to receive an 8% cumulative annual dividend accrued quarterly and are entitled to the number of votes equal to the number of shares of common stock into which Series B shares could be converted. As of December 31, 2003 and 2004 and September 30, 2005, the Company has accrued Series B dividends of approximately $7,700 ($2.04 per share), $10,414 ($2.75 per share) and $12,596 ($3.33 per share), respectively. Series B liquidation preferences rank senior to all Series A preferred stock.

Series A Convertible Preferred Stock

In September 1998 and 1999, the Company issued 571,428 shares of Series A Convertible Preferred Stock (“Series A”) and warrants to purchase 52,500 shares of Series A for total consideration of $4,000. Series A is convertible at the option of the holder at any time into shares of common stock of the Company at a conversion rate of 1.17 shares of common stock for each share of Series A, subject to adjustment in certain events. Each share of Series A is automatically converted at the closing of a qualified public offering, as defined, or the vote of a majority of the holders of outstanding Series B shares. Series A stockholders are entitled to receive a dividend in the amount $1.225 per share payable at liquidation, or if declared by the Company’s Board of Directions, and are entitled to receive an 8% cumulative annual dividend accrued quarterly. As of December 31, 2003 and 2004 and September 30, 2005, the Company has unpaid cumulative Series A dividends of approximately $2,148 ($3.76 per share), $2,659 ($4.66 per share) and $3,068 ($5.37 per share), respectively, included in the Series A liquidation preference. Series A stockholders are entitled to the number of votes equal to the number of shares of common stock into which Series A shares could be converted.

The warrants to purchase 52,500 shares of Series A have an exercise price of $7.00 per share and expire on September 29, 2008. As of December 31, 2004 all of these warrants were outstanding.

Series A2 and Series A3 Convertible Preferred Stock

During 2000, the Company issued 2,812,128 shares of Series A2 and Series A3 convertible preferred stock (“Series A2 and A3”) in connection with an acquisition. Shares of Series A2 and A3 are convertible at the option of the holder at any time into shares of common stock of the Company at an initial conversion rate of one share of common stock for each share of Series A2 and A3, subject to adjustment in certain events. Each share of Series A2 and A3 is automatically converted at the closing of a qualified public offering, as defined, or the vote of a majority of the holders of outstanding Series B shares. Series A2 and A3 stockholders are entitled to received an 8% cumulative annual dividend accrued quarterly and are entitled to the number of votes equal to the number of shares of common stock into which Series A2 and A3 shares could be converted. As of December 31, 2003 and 2004, the Company has unpaid cumulative Series A2 and A3 dividends of approximately $154 and $77, respectively, which approximate $0.07 and $0.22 per share and $209 and $105, respectively, which approximate $0.08 and $0.30 per share, respectively, included in the Series A liquidation preference.

A4 Health Systems, Inc.

Notes to Consolidated Financial Statements

(in thousands of dollars, except share and per share data)

As of September 30, 2005, the Company has unpaid cumulative Series A2 and A3 dividends of approximately $252 and $126, respectively, which approximate $0.11 and $0.36 per share, respectively, included in the Series A liquidation preference.

8.	Employee Stock Ownership and Savings Plan (The “ESOP”)

Effective May 1, 2000, the ESOP ceased and the Company terminated the accrual of all future contributions and benefits to the plan, froze the eligibility of new employees to become participants in the plan, and designated all active participants in the plan as inactive participants thereunder. The Company terminated the plan as of April 30, 2002 and has received favorable determination by the Internal Revenue Service. All assets have been distributed as of April 30, 2003.

9.	Stock Compensation Plans

The Board of Directors of the Company approved the adoption of the 2000 Stock Option Plan under which options to acquire common shares may be granted to employees, directors, and independent consultants. The Company has additional stock options outstanding in connection with various inactive plans associated with previous acquisitions. There are 2,992,573 shares of common stock reserved for issuance under the above plans. Both incentive and nonqualified options may be granted under terms and conditions established by the Board of Directors. Options under the above plans generally vest over a period of four years and have terms of ten years.

A summary of stock option activities during the years ended December 31, 2004 and 2003 and the nine months ended September 30, 2005 (unaudited) is as follows:

	Options	Average Exercise Price
Stock options outstanding December 31, 2002	2,464,394	$2.27
Options granted	370,200	1.30
Options exercised	(9,290)	0.71
Options cancelled	(51,296)	2.32

Stock options outstanding December 31, 2003	2,774,008	2.14
Options granted	137,050	1.39
Options exercised	(100,000)	1.30
Options cancelled	(186,750)	3.31

Stock options outstanding December 31, 2004	2,624,308	2.05

Options granted (unaudited)	288,725	2.70
Options exercised (unaudited)	(46,548)	1.63
Options cancelled (unaudited)	(207,200)	4.12

Stock options outstanding September 30, 2005 (unaudited)	2,659,285	1.97

A4 Health Systems, Inc.

Notes to Consolidated Financial Statements

(in thousands of dollars, except share and per share data)

The following table summarizes information about stock options outstanding at December 31, 2004:

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Number Outstanding	Weighted- Average Remaining Contractual Life (Years)	Weighted- Average Exercise Price	Number Exercisable	Weighted- Average Exercise Price
$0.00 - $3.07	1,879,240	7.30	$1.17	1,367,120	$1.11
$3.08 - $6.14	684,371	2.30	4.06	684,371	4.06
$6.15 - $9.21	60,100	5.80	6.60	59,700	6.60
$30.69	597	4.10	30.69	597	30.69

	2,624,308	6.00	$2.05	2,111,788	$2.23

The following table summarizes information about stock options outstanding at September 30, 2005 (unaudited):

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Number Outstanding	Weighted- Average Remaining Contractual Life (Years)	Weighted- Average Exercise Price	Number Exercisable	Weighted- Average Exercise Price
$0.00 - $3.07	2,130,967	6.90	$1.38	1,441,712	$1.14
$3.08 - $6.14	468,621	2.30	4.02	468,621	4.02
$6.15 - $9.21	59,100	5.00	6.60	59,100	6.60
$30.69	597	3.30	30.69	597	30.69

	2,659,285	6.00	$1.97	1,970,030	$1.99

A4 Health Systems, Inc.

Notes to Consolidated Financial Statements

(in thousands of dollars, except share and per share data)

10.	Income Taxes

The income tax effect of temporary differences that result in recognition of deferred income tax assets and liabilities at December 31, 2004 and 2003 are presented below:

	2003	2004
Current deferred tax assets
Deferred revenue	$5,015	$—
Deferred costs	(1,064)	—
Net operating loss carryforwards	—	1,292
Tax credit carryforward	—	1,704
Compensation accrual	955	874
Accounts receivable allowance	429	407
Other	12	32
Valuation allowance	(5,347)	—

Total current deferred tax assets	$—	$4,309

Noncurrent deferred tax assets
Net operating loss carryforwards	$4,091	$89
Compensation accrual	—	365
Tax credit carryforward	1,099	—
Charitable contributions	7	—
Rental allowance	48	26
Depreciation/amortization	100	357
Deferred revenue	—	58
Valuation allowance	(5,345)	(627)

Total noncurrent deferred tax assets	$—	$268

Noncurrent deferred tax liabilities
Depreciation/amortization	$—	$(213)

Total noncurrent deferred tax liabilities	$—	$(213)

The Company established a valuation allowance of $627 and $10,692 at December 31, 2004 and 2003, respectively. At December 31, 2004, the Company had federal and state net operating loss carryforwards of approximately $7,210, which will expire at various times between 2006 and 2020. At December 31, 2004, the Company had federal research and development credit carry forwards of $1,404 that begin to expire at various times beginning in 2012. At December 31, 2004, the Company had federal alternative minimum tax credit carry forwards of $300.

Prior to 2004, no deferred provision or benefit for income taxes was recorded because the Company was in a net deferred tax asset position and a full valuation allowance had been recorded. During 2004, the Company re-evaluated the amount of valuation allowance required in light of profitability achieved in recent years and expected in future years. As a result, the Company reduced the valuation allowance on deferred tax assets to an amount that it believes is more likely than not of being realized. The valuation allowance was reduced by $10,065.

For the years ended December 31, 2004 and 2003, reported income tax benefit differs from income tax expense that would result from applying the federal statutory rate to pretax income due primarily to the utilization of NOLs and research and development tax credits, state income taxes net of federal benefits and certain expenses not deductible for tax purposes.

A4 Health Systems, Inc.

Notes to Consolidated Financial Statements

(in thousands of dollars, except share and per share data)

Income tax expense (benefit) consisted of the following:

	2002	2003	2004
Current
Federal	$—	$158	$174
State	38	213	301

	38	371	475

Deferred
Federal	$—	$—	$(3,791)
State	—	—	(573)

	—	—	(4,364)

	$38	$371	$(3,889)

The U.S. federal statutory tax rate differs from A4 Health Systems effective tax rate for the years ended December 31 as follows:

	2002	2003	2004
U.S. federal statutory tax rate	34%	34%	34%
Items affecting federal income tax rate:
State taxes, net of federal benefit	8	8	8
Other, net	(16)	(2)	(5)
Valuation allowance	(24)	(35)	(61)

Effective income tax rate	2%	5%	(24)%

11.	401(k) Plan

The Company sponsors the A4 Health Systems 401 (k) Plan to enable all employees over the age of 21 to make elective deferrals and participant nondeductible contributions to the retirement plan. Company contributions will be made at the discretion of the Company’s Board of Directors. The Company made contributions to the retirement plan of $397 in 2004, $302 in 2003 and $0 in 2002.

12.	Related-Party Transactions

Travel and Entertainment Expenses

The Company periodically rents an aircraft and utilizes a country club facility, which are owned by an officer/shareholder of the Company. The total expense related to the Company’s use of these assets was approximately $58, $25 and $57 for 2004, 2003 and 2002, respectively. The Company utilized a travel agency owned by the spouse of an officer/shareholder. Total fees paid to the agency were approximately $25, $21 and $35 for 2004, 2003 and 2002, respectively. Total travel and entertainment expenses to these three entities of $0 and $17 were included in accounts payable at December 31, 2004 and 2003, respectively.

A4 Health Systems, Inc.

Notes to Consolidated Financial Statements

(in thousands of dollars, except share and per share data)

Accounts Receivable

A member of the Company’s Board of Directors is an executive of a customer and the spouse of a current employee. At December 31, 2004 and 2003 the accounts receivable balance with this customer was $51 and $140, respectively. Revenues for this customer were approximately $43 for 2004, $111 for 2003 and $272 for 2002. At December 31, 2004 and 2003 the Company also had recorded $50 of deferred revenue from this customer.

Loans

During 2004 the Company paid off a $5,000 term note from a bank. The equity investment group of the bank has been a significant shareholder of the Company since August 2000. The Company also paid off a $2,000 note payable to the former shareholders of Compusense, Inc., who are shareholders of the Company. See Note 5 for additional detail.

Consulting Services

The Company paid consulting fees for work done by an employee of a consulting firm owned by an officer and/or shareholder of the Company of $75 and $44 in 2003 and 2002, respectively.

13.	Restatement

Subsequent to the issuance of the 2003 financial statements, the Company’s management determined that the Company had failed to consider the Repurchase Agreement of the common shares issued in the Compusense acquisition and to classify these shares as redeemable common stock. Additionally, management determined that the Company had been accruing dividends on the Company’s convertible preferred stock in error. As a result, the accompanying 2002 and 2003 consolidated financial statements and Notes 3 and 7 have been restated from the amounts and information previously reported.

A summary of the significant effects of the restatements is as follows:

	2003		2002
	As previously reported	As restated	As previously reported	As restated
At December 31:
Redeemable common stock	$—	$1,189	$—	—
Common Stock	64	55	—	—
Additional paid-in-capital	2,304	3,503	4,168	6,003
Convertible preferred stock
Series A	6,148	4,000	5,679	4,000
Series A2	654	500	604	500
Series A3	327	250	302	250
Total stockholders’ equity (deficit)	(15,093)	(16,282)	—	—

The Company also included additional disclosure to the pro forma net income calculation in Note 2 to include stock-based compensation previously recognized as expense in the Company’s consolidated statement of operations.

14.	Purchase Commitment

During 2004, the Company entered into an agreement to purchase perpetual software licenses used in its customer support activities. The agreement calls for the Company to purchase a set number of licenses on a quarterly basis and to purchase a three year maintenance subscription. The aggregate future payments required under this agreement are as follows:

2005	$175
2006	171
2007	30

$376

15.	Subsequent Events

On January 18, 2006, the Company signed a definitive merger agreement with Allscripts Healthcare Solutions, Inc. (“Allscripts”) for total consideration of approximately $272,000 in cash and Allscripts’ common stock. The transaction has been approved by the board of directors.